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EXHIBIT 3.1
                                POWER OF ATTORNEY

         The undersigned, C. Calvert Knudsen, has made, constituted and appointed, and by these presents does make, constitute and appoint, Robert J. Preston his true and lawful attorney-in-fact and agent, for him and in his name, place and stead to execute, acknowledge, deliver and file any and all filings required by Section 13 and Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, including, but not limited to, Schedules 13D, hereby ratifying and confirming all that said attorney-in-fact and agent may do or cause to be done by virtue hereof.

         The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than the attorney-in-fact named herein.

         EXECUTED this 6 day of July, 2000 by C. Calvert Knudsen.


                                       /s/ C. Calvert Knudsen
                                       _______________________________________

STATE OF WASHINGTON        )
COUNTY OF KING             )

Subscribed and sworn to before me this 6th day of July, 2000.


                                      Cynthia P. Epsen
                                      ________________________________________
                                       Notary Public
                                       My Commission expires: 8-29-2000